SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 21, 2008

SUNCOM WIRELESS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15325	23-2974475
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

1100 Cassatt Road

Berwyn, Pennsylvania 19312

(Address of principal executive offices)

(610) 651-5900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On February 22, 2008, SunCom Wireless Holdings, Inc. (the “Company”) and T-Mobile USA, Inc. (T-Mobile”) announced that T-Mobile had completed its acquisition of the Company. Pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of September 16, 2007 (the “Merger Agreement”), among T-Mobile, Tango Merger Sub, Inc. (“Merger Sub”) and the Company, Merger Sub was merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of T-Mobile (the “Merger”).

Item 1.02 Termination of a Material Definitive Agreement

Termination of Equity Incentive Plans

Upon the completion of the Merger, the Company’s equity incentive plans, including the Company’s Employee Stock Purchase Plan, the Company’s 1999 Stock and Incentive Plan, the Company’s Directors’ Stock and Incentive Plan, the Triton Management Company, Inc. Savings and Investment Plan, and the Company's Stock and Incentive Plan, were terminated. The Company has filed post-effective amendments to deregister all unissued or unsold shares remaining under each of these plans, and each of these post-effective amendments was effective upon filing with the SEC.

Repayment and Termination of Term Loan Agreement and Related Agreements

Concurrently with the completion of the Merger, our wholly-owned subsidiary SunCom Wireless, Inc. (“SunCom Wireless”), prepaid all outstanding amounts under and terminated the Term Loan Agreement, dated as of November 18, 2004, among SunCom Wireless, the lenders party thereto, Lehman Commercial Paper Inc., as administrative agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent. In connection with the repayment and termination of the Term Loan Agreement, the related Pledge Agreement, Security Agreement, Guarantee Agreement and Indemnity, Subrogation and Contribution Agreement, each dated as of November 18, 2004, also terminated and all security, liens and other encumbrances under those agreements were released or terminated.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Standard; Transfer of Listing

The Company notified the New York Stock Exchange (“NYSE”) on February 22, 2008 that, in the Merger, each of the Company’s shares of Class A common stock (the “Common Shares”), other than Common Shares owned by T-Mobile or Merger Sub or held by the Company (as treasury stock or otherwise) immediately prior to the effective time of the Merger (the “Excluded Shares”), was canceled and converted into the right to receive $27.00, without interest and less any applicable withholding taxes. On February 22, 2008, the NYSE suspended the Common Shares from trading, and on February 25, 2008, the NYSE filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 to delist and deregister the Common Shares.

As a result of the Merger, all of the issued and outstanding shares of capital stock of the Company are owned by T-Mobile.

Item 3.03 Material Modification to Rights of Security Holders

In the Merger, all Common Shares, other than the Excluded Shares, were canceled and converted into the right to receive $27.00 per Common Share, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant

On February 22, 2008, pursuant to the terms of the Merger Agreement, Merger Sub merged with and into the Company, with the Company being the surviving corporation in the Merger. In the Merger, all Common Shares, other than the Excluded Shares, were canceled and converted into the right to receive $27.00 per Common Share, without interest and less any applicable withholding taxes. As a result of the Merger, the Company became a wholly

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owned subsidiary of T-Mobile. T-Mobile financed the transaction with cash on hand and cash provided by its indirect parent company, Deutsche Telekom AG.

On February 22, 2008, the Company and T-Mobile issued a joint press release announcing the completion of the Merger. A copy of the press release is incorporated as Exhibit 99.1 to this report.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, in connection with the Merger, each of Michael E. Kalogris, Scott I. Anderson, Niles K. Chura, Patrick H. Daugherty, Jerry V. Elliott, G. Edward Evans, Gustavo A. Prilick, Karim Samii, Joseph Thornton and James J. Volk submitted a letter of resignation, dated February 20, 2008, resigning as a director effective upon the consummation of the Merger. Pursuant to the Merger Agreement, upon the effective time of the Merger, the following directors of Merger Sub became the directors of the Company: Robert P. Dotson, President and Chief Executive Officer of T-Mobile; Brian Kirkpatrick, Executive Vice President and Chief Financial Officer of T-Mobile; and David A. Miller, Senior Vice President and General Counsel of T-Mobile.

As a result of the Merger, William A. Robinson, Executive Vice President of Operations, Raul Burgos, President of the Puerto Rico operating subsidiary, Laura Shaw-Porter, Senior Vice President of Human Resources, and Harry Roessner, Vice President and Controller, were deemed to have resigned as executive officers as of February 22, 2008, but each currently remains with the Company. Mr. Kalogris and Eric Haskell will continue to hold their respective offices of Chief Executive Officer and President, and Executive Vice President and Chief Financial Officer for a transition period.

As a result of the Merger, Messrs. Kalogris, Haskell, Robinson and Burgos, Ms. Shaw-Porter and certain other management-level associates employed domestically and at the Puerto Rico operating subsidiary are entitled to receive bonus payments in accordance with their respective employment agreements. On February 21, 2008, Messrs. Kalogris, Haskell and Robinson and Ms. Shaw-Porter entered into amendments to their respective employment agreements in order to modify the amounts of the bonus payments to be made to the foregoing executive officers upon the consummation of the Merger. The following table shows the bonus amount payable as a result of the amendments.

Name	Sale Bonus Amount ($)

Michael E. Kalogris	8,225,953
Eric Haskell	2,416,303
William A. Robinson	5,914,887
Laura M. Shaw-Porter	400,000

The foregoing description of the amendments to the respective employment agreements of Messrs. Kalogris, Haskell and Robinson and Ms. Shaw-Porter is qualified in its entirety by reference to the full text of the respective amendments, which are filed with this report as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Merger Agreement, upon the effective time of the Merger, the certificate of incorporation of the Company was amended and restated to read in its entirety as the certificate of incorporation of Merger Sub read immediately prior to the effective time of the Merger (except that (i) paragraph 1 thereof was amended to read “The name of the corporation is SunCom Wireless Holdings, Inc.” and (ii) as required under the Merger Agreement, Article VI was amended to read substantially as Article VII of the certificate of incorporation of the Company read immediately prior to the effective time of the Merger). The amended and restated certificate of incorporation of the Company is filed as Exhibit 3.1 hereto and incorporated herein by reference. Also, upon the effective time of the Merger, the bylaws of the Company were amended and restated in their entirety to read as the bylaws of Merger Sub read immediately prior to the effective time of the Merger (except that references to Merger Sub were replaced by

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references to the Company). The amended and restated bylaws of the Company are filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 8.01 Other Events

As previously reported, on February 15, 2008, SunCom Wireless and the trustee for the 8½% Senior Notes due 2013 (the “Notes”) entered into the supplemental indenture following the successful completion of the previously announced consent solicitation for the Notes. On February 22, 2008, upon the completion of the Merger and the making of the consent payment to all eligible holders of Notes, the supplemental indenture became operative in accordance with its terms. Pursuant to the supplemental indenture, substantially all of the existing requirements have been eliminated for SunCom Wireless to provide periodic reports and financial statements and SunCom Wireless’ compliance certificate obligations are now limited to the requirements set forth in the Trust Indenture Act.

Item 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of SunCom Wireless Holdings, Inc.

3.2	Amended and Restated Bylaws of SunCom Wireless Holdings, Inc.

10.1	Amendment to Employment Agreement, dated February 21, 2008, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Michael E. Kalogris.

10.2	Amendment to Employment Agreement, dated February 21, 2008, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Eric Haskell.

10.3	Amendment to Employment Agreement, dated February 21, 2008, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and William A. Robinson.

10.4	Amendment to Employment Agreement, dated February 21, 2008, between SunCom Wireless Holdings, Inc., SunCom Wireless Management Company, Inc. and Laura Shaw-Porter.

99.1	Press Release dated February 22, 2008 (incorporated by reference to Exhibit 99.1 to the Form 8-K of SunCom Wireless Holdings, Inc. filed February 22, 2008).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOM WIRELESS HOLDINGS, INC.

Date: February 26, 2008	By:	/s/ Eric Haskell
	Name:	Eric Haskell
	Title:	Executive Vice President and Chief Financial Officer